UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 12, 2003


                            THE PENN TRAFFIC COMPANY
             (Exact name of registrant as specified in its charter)




 Delaware                             1-9930                     25-0716800
(State or other jurisdiction       (Commission                (I.R.S. Employer
 of incorporation)                 File Number)              Identification No.)


                  1200 State Fair Boulevard, Syracuse, New York
                    (Address of principal executive offices)

                                   13221-4737
                                   (zip code)

                                 (315) 453-7284
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS


         The Penn Traffic Company today announced that it had entered into an amendment to its Credit Facility (the "May Bank Amendment") with its bank lenders that replaces the one-week waiver agreement the Company previously announced. The May Bank Amendment amends, among other things, the required levels for Consolidated EBITDA, interest coverage, fixed charge coverage and funded debt ratio to make them less restrictive on the Company. As a result of the May Bank Amendment, the Company was in compliance with the financial covenants in the Credit Facility as of May 2, 2003 (the end of its first fiscal quarter) and can borrow, repay and re-borrow under the revolving credit portion of the Credit Facility (the "Revolving Credit Facility"). A letter agreement (the "Letter Agreement") entered into to confirm that the May Bank Amendment is effective also contains a provision that waives the Company's obligation to file its Annual Report on Form 10-K for the fiscal year ended February 1, 2003 until the earlier of June 9, 2003 or the date the Company's independent auditor notifies the Company that it will not issue its unqualified report on the Company's consolidated financial statements to be included in the Annual Report on Form 10-K. A copy of the press release is attached as Exhibit 99.1 and copies of the May Bank Amendment and the Letter Agreement are attached as Exhibits 99.2 and 99.3, respectively.

         The Company paid the lenders under the Credit Facility an amendment fee for entering into the May Bank Amendment. The Company also agreed to the creation of certain additional reserves and to certain clarifications and adjustments to the manner in which borrowing availability is determined under the Revolving Credit Facility and agreed to an increase in the applicable interest rates payable to the lenders under the Credit Facility.

         Availability under the Revolving Credit Facility is calculated based on a specified percentage of eligible inventory and accounts receivable of the Company, subject to certain reserves. The calculation of availability was significantly modified pursuant to the May Bank Amendment. As of February 1, 2003, there were approximately $76.3 million of borrowings and $33.5 million of letters of credit outstanding under the Revolving Credit Facility. Availability under the Revolving Credit Facility was approximately $70 million as of February 1, 2003 prior to giving effect to the May Bank Amendment and the imposition of certain reserves. After giving effect to the May Bank Amendment, availability under the Revolving Credit Facility would have been approximately $45 million as of February 1, 2003. After giving effect to the May Bank Amendment, availability would have been approximately $52 million as of May 2, 2003 (including the addition of a $10.5 million letter of credit required to be issued to support workers' compensation obligations). The May Bank Amendment also further restricts the Company's ability to make capital expenditures during each of the fiscal years commencing with the first quarter of the fiscal year ending January 31, 2004 through and including the fiscal year ending February 3, 2007.

         The Company also announced that it continues to work with its independent auditor to finalize the audit of its consolidated financial statements for the fiscal year ended February 1, 2003 so that it can file its Annual Report on Form 10-K within the waiver period set forth in the amendment to the Credit Facility. While the Company and its independent auditor


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are working diligently to conclude the audit so that the Company may file its
Annual Report on Form 10-K, there can be no assurance that the Company will be able to file its Form 10-K by the period required under the amended Credit Facility and failure by the Company to file its Form 10-K by such period would trigger a default under the Credit Facility.

FORWARD-LOOKING STATEMENTS

         Certain statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Without limiting the foregoing, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project" and other similar expressions are intended to identify forward-looking statements. The Company cautions readers that forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, the success or failure of the Company in implementing its current business and operational strategies; general economic and business conditions; competition, including increased capital investment and promotional activity by the Company's competitors; availability, location and terms of sites for store development; the successful implementation of the Company's capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the Company sponsored pension plans; the impact of the Company's loyalty card program; availability and terms of and access to capital; the Company's ability to improve its operating performance and effectuate its business plans; the Company's liquidity and other financial considerations; the ability of the Company to satisfy the financial and other covenants contained in its debt instruments or otherwise negotiate further accommodations from its lenders; the ability of the Company to complete the audit of its financial statements for the year ended February 1, 2003 and have PricewaterhouseCoopers LLP deliver an unqualified audit report on such financial statements; the success or failure in the Company's ability to continue to obtain customary terms from its suppliers, vendors and other third parties; and the outcome of pending or yet-to-be instituted legal proceedings and governmental investigations. Penn Traffic cautions that the foregoing list of important factors is not exhaustive.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The press release dated May 12, 2002 is attached as Exhibit 99.1 to this report.

         Amendment No. 5 to the Revolving Credit and Term Loan Agreement (the May Bank Amendment) among the Company, certain of its subsidiaries, Fleet Capital Corporation and the lenders party thereto is attached as
         Exhibit 99.2 to this report.

         Letter agreement dated May 12, 2003 (the Letter Agreement) among the Company, certain of its subsidiaries, Fleet Capital Corporation and the lenders party thereto is attached as Exhibit 99.3 to this report.


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                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 13, 2003


                                        THE PENN TRAFFIC COMPANY



                                        By:  /s/ Martin A. Fox
                                            ------------------------------------
                                            Name:  Martin A. Fox
                                            Title: Executive Vice President and
                                                   Chief Financial Officer



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                                  EXHIBIT LIST

    EXHIBIT       DESCRIPTION
    -------       -----------

    99.1          The press release dated May 12, 2002 is attached as Exhibit
                  99.1 to this report.

    99.2 Amendment No. 5 to the Revolving Credit and Term Loan Agreement (the May Bank Amendment) among the Company, certain of its subsidiaries, Fleet Capital Corporation and the lenders party thereto is attached as Exhibit 99.2 to this report.

    99.3 Letter agreement dated May 12, 2003 (the Letter Agreement) among the Company, certain of its subsidiaries, Fleet Capital Corporation and the lenders party thereto is attached as
                  Exhibit 99.3 to this report.



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